UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas		77077-4760
(Address of principal executive offices)		(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of RigNet, Inc. (the “Company”), was held on Friday, May 8, 2015. The proposals submitted to the stockholders are described in detail in the Company’s proxy statement for the Annual Meeting, which was filed with the SEC on March 25, 2015. At the Annual Meeting, the stockholders of the Company:

Item 1.	Elected all nine director nominees to the Company’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been elected:

Nominee	For	Withheld	Broker Non-Vote
James Browning	15,639,017	120,105	685,874
Mattia Caprioli	15,698,315	60,807	685,874
Charles Davis	15,735,089	24,033	685,874
Kevin Mulloy	15,737,624	21,498	685,874
Kevin O’Hara	15,735,683	23,439	685,874
Keith Olsen	15,638,917	120,205	685,874
Mark Slaughter	15,636,848	122,274	685,874
Brent Whittington	15,737,424	21,698	685,874
Ditlef de Vibe	15,737,424	21,698	685,874

Item 2	Ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Withheld/Abstain	Broker Non-Votes
16,392,316	51,375	1,305

Item 3	Approved, as an advisory vote, the compensation of named executive officers:

For	Against	Withheld/Abstain	Broker Non-Votes
15,651,573	104,999	2,550	685,874

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: May 8, 2015

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